UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March, 17th, 2010

CYIOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27243	03-7392107
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer jurisdiction Identification Number)

1300 Pennsylvania Avenue, Suite 700, Washington, DC  20004
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (202) 204-3006

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 17th, 2010, the board recognized the performance past and upcoming events of Mr. Tim Carnahan by issuing five million shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CYIOS CORPORATION

Date: March 17th 2010	By:	/s/Timothy W. Carnahan
Timothy W. Carnahan, President and CEO
(Duly Authorized Officer)

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